UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2019, Christine L. Vaughan assumed the position of Senior Vice President, Chief Financial Officer and Treasurer of Unitil Corporation (the “Company” or the “Registrant”). As disclosed on the Current Report on Form 8-K of the Company dated January 30, 2019, the Board of Directors of the Company elected Ms. Vaughan to succeed Mark H. Collin as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of March 1, 2019. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Ms. Vaughan) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified. Ms. Vaughan was hired on January 2, 2019, and until February 28, 2019, served as Senior Vice President of Financial and Regulatory Services of the Company’s subsidiary, Unitil Service Corp. The disclosure in Items 5.02(c) and (e) of the Company’s Current Report on Form 8-K dated January 30, 2019 is incorporated herein by reference.

Mr. Collin had been the Company’s Senior Vice President and Chief Financial Officer since February 2003. Mr. Collin also had served as the Company’s Treasurer since 1998. Mr. Collin joined the Company in 1988, and served as the Company’s Vice President of Finance from 1995 until 2003. As disclosed in the Company’s Current Report on Form 8-K dated January 2, 2019, Mr. Collin provided notice that he will retire and, in connection with his retirement, will resign from the Company and each of its subsidiaries effective May 1, 2019. Mr. Collin also provided notice that he would step down as Chief Financial Officer and Treasurer of the Company on March 1, 2019. On January 30, 2019, the Board of Directors of the Company elected Mr. Collin as a Director, effective as of that date.

Item 7.01 Regulation FD Disclosure

On March 1, 2019, the Company divested its non-regulated energy brokering and advisory business subsidiary. The Company expects to recognize, after costs to achieve and income taxes, a net gain of approximately $10 million on this divestiture in the first quarter of 2019 and plans to use the net proceeds from this divestiture for general corporate purposes.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Christine L. Vaughan
Christine L. Vaughan
Senior Vice President, Chief Financial Officer and Treasurer

Date:	March 5, 2019